Franklin Auto Trust 1998-1
Monthly Servicing Report


Collection Period:                                August 1999
Distribution Date:                                Sept. 15, 1999
Number of Days in Distribution Period:            30

Section I.  Original Deal Parameters

      A.  Original Portfolio                                        Principle Weighted Average
                      Number of      Principal       Coupon        Original Term       Remaining        Seasoning
                                                                                         Term
                      Contracts       Balance        (WAC)            (Months)         (Months)         (Months)
                     ----------------------------------------------------------------------------------------------------
i.   Prime               7,160       78,430,885.03     9.68%          62.45            45.10            17.36
ii.  Non-Prime           5,194       45,967,290.63    13.83%          63.18            39.53            23.65
iii. Sub-Prime             924        6,996,314.98    18.77%          58.47            39.66            18.81
iv. Total Portfolio     13,278      131,394,490.64    11.62%          62.49            42.86            19.63

B.  Bonds Issued


                         Original
                         Principal                  Legal Final
                          Balance        Coupon      Maturity           CUSIP
                        --------------------------------------------------------
i.  Class A-1 Notes     109,000,000.00   5.50%        1/15/02          35242RAA2
ii. Class A-2 Notes      22,394,000.00   5.65%        1/15/06          35242RAB0

C.  Spread Account

i.   Initial Cash Deposit                      1,313,945.00
ii.  Spread Account Floor Amount               2,627,890.00
iii. Specified Spread Account Amount           6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       6,569,725.00

Section II.  Deal Status as of Previous
Distribution Date


A.  Portfolio
                                                                           Principal Weighted Average
                          Number of      Principal                      Original Term     Remaining Term     Seasoning
                          Contracts       Balance      Coupon (WAC)        (Months)          (Months)         (Months)
                         ---------------------------------------------------------------------------------------------------
i.    Prime Loans         5,236         47,283,492.00       9.73%          63.10          37.60              25.50
ii.   Non-Prime Loans     3,646         25,985,038.21      14.31%          63.54          34.05              29.48
iii.  Sub-Prime Loans       613          3,863,812.66      19.27%          58.89          34.52              24.37
iv.   Total Loans         9,495         77,132,342.87      11.75%          63.04          36.25              26.78

B.  Bonds Outstanding
                                                         Unpaid
                                     Principal          Interest
                                      Balance          Shortfall
                                                         Amount
                                      --------------------------

i.  Class A-1 Notes                   54,738,342.87       0.00
ii. Class A-2 Notes                   22,394,000.00       0.00

C.  Spread Account

i.   Spread Account Cash Balance       2,627,890.00
ii.  Payment Provider Commitment       2,000,050.57

D. Shortfall Amounts
i.   Base Servicing Fee Shortfall              0.00
ii.  Surety Fee Shortfall                      0.00
iii. Unreimbursed Surety Draws                 0.00
iv.  Unreimbursed Insurer Optional Deposit     0.00
v.   Excess Servicing Fee Shortfall            0.00

Section II.  Deal Status as of Previous
Distribution Date


E.  Delinquencies in Period
                              30-59            60-89            90-119             120+              Repo         Charge Offs
                               Days             Days             Days              Days          in Inventory       in Period
                            ------------------------------------------------------------------------------------------------
Principal Balance
i.  Prime                   169,606.61        69,388.64       33,101.62     28,805.17        39,965.74       42,717.88
ii. Non-Prime               527,261.20       119,940.65       54,635.51     35,222.33        48,121.75       65,027.20
iii.Sub-Prime                89,232.19        11,555.93            0.00          0.00        20,689.07       43,338.94
iv. Total Portfolio         786,100.00       200,885.22       87,737.13     64,027.50       108,776.56      151,084.02




                              30-59          60-89          90-119             120+              Repo         Charge Offs
                               Days           Days           Days              Days          in Inventory       in Period
                             ------------------------------------------------------------------------------------------------
Number of Contracts
i.  Prime                       33             8              2                 3                 3                3
ii. Non-Prime                  112             18             8                 4                 6                14
iii.Sub-Prime                   20             5              0                 0                 5                4
iv. Total Portfolio            165             31             10                7                 14               21

                              30-59          60-89          90-119             120+              Repo         Charge Offs
                               Days           Days           Days              Days          in Inventory       in Period
                              ------------------------------------------------------------------------------------------------
Principal Balance as a
  % of End of Month Balance

i.  Prime                      0.36%          0.15%          0.07%             0.06%             0.08%            0.09%
ii. Non-Prime                  2.03%          0.46%          0.21%             0.14%             0.19%            0.25%
iii.Sub-Prime                  2.31%          0.30%          0.00%             0.00%             0.54%            1.12%
iv. Total Portfolio            1.02%          0.26%          0.11%             0.08%             0.14%            0.20%

                              30-59          60-89          90-119             120+              Repo         Charge Offs
                               Days           Days           Days              Days          in Inventory       in Period
                           ------------------------------------------------------------------------------------------------
Number of Contracts as a
  % of Previous Number

i.  Prime                     0.63%          0.15%          0.04%             0.06%             0.06%            0.06%
ii. Non-Prime                 3.07%          0.49%          0.22%             0.11%             0.16%            0.38%
iii.Sub-Prime                 3.26%          0.82%          0.00%             0.00%             0.82%            0.65%
iv. Total Portfolio           1.74%          0.33%          0.11%             0.07%             0.15%            0.22%

Section III.  Collection Period Activity and
Current Status

A. Portfolio
                                                                           Principal Weighted Average
                         Number of      Principal        Coupon        Original Term     Remaining Term     Seasoning
                         Contracts       Balance         (WAC)            (Months)          (Months)         (Months)
                        ---------------------------------------------------------------------------------------------------
i.   Prime               4,993          44,863,562.34      9.73%          63.16            36.87              26.29
ii.  Non-Prime           3,456          24,424,622.01     14.34%          63.54            33.55              30.00
iii. Sub-Prime             574           3,636,433.07     19.35%          58.95            34.19              24.76
iv.  Total Portfolio     9,023          72,924,617.42     11.75%          63.08            35.63              27.45

B.  Delinquencies in Period
                             30-59 Days     60-89 Days    90-119 Days        120+ Days          Repo in     Charge Offs in
                                                                                               Inventory    Period
                             --------------------------------------------------------------------------------------------------
Principal Balanc
i.  Prime                     180,532.63       45,909.41      52,240.55     39,535.82           28,842.10       22,882.68
ii.  Non-Prime                415,533.69      151,788.12      62,310.57     23,083.36           74,971.34       97,529.48
iii.  Sub-Prime                54,345.10       26,669.16       3,734.11          0.00           23,336.65       13,154.86
iv.  Total Portfolio          650,411.42      224,366.69     118,285.23     62,619.18          127,150.09      133,567.02

                             30-59 Days     60-89 Days    90-119 Days        120+ Days          Repo in       Charge Offs in
                                                                                               Inventory          Period
                             --------------------------------------------------------------------------------------------------
Number of Contracts
i.  Prime                       25             8              4                 3                 3                6
ii. Non-Prime                   100            25             6                 3                 9                18
iii.Sub-Prime                   18             6              2                 0                 4                7
iv. Total Portfolio             143            39             12                6                 16               31

                             30-59 Days     60-89 Days    90-119 Days        120+ Days          Repo in       Charge Offs in
                                                                                               Inventory          Period
                             --------------------------------------------------------------------------------------------------
Principal Balance as a
% of Current Balance
i.   Prime                      0.40%          0.10%          0.12%             0.09%             0.06%            0.05%
ii.  Non-Prime                  1.70%          0.62%          0.26%             0.09%             0.31%            0.40%
iii. Sub-Prime                  1.49%          0.73%          0.10%             0.00%             0.64%            0.36%
iv.  Total Portfolio            0.89%          0.31%          0.16%             0.09%             0.17%            0.18%

                             30-59 Days     60-89 Days    90-119 Days        120+ Days          Repo in       Charge Offs in
                                                                                                Inventory          Period
                             --------------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Number

i.  Prime                        0.50%          0.16%          0.08%             0.06%             0.06%            0.12%
ii. Non-Prime                    2.89%          0.72%          0.17%             0.09%             0.26%            0.52%
iii.Sub-Prime                    3.14%          1.05%          0.35%             0.00%             0.70%            1.22%
iv. Total Portfolio              1.58%          0.43%          0.13%             0.07%             0.18%            0.34%

Section III.  Collection Period Activity and Current Status

C.  Collections
i.  Simple Interest Contracts
     a.  Interest Collections                           432,581.15
     b.  Principal Collections                        2,374,601.31
ii.  Rule of 78's Contracts
     a.  Interest Collections                           291,660.83
     b.  Principal Collections                        1,698,828.55
iii. Net Liquidation Proceeds                            28,582.80
iv.  Post Disposition Recoveries                         15,849.44
v.   Rebates of Capitalized Insurance Premiums                0.00
vi.  Repurchase Amounts
     a.  Interest                                             9.38
     b.  Principal                                          728.57

D.  Payaheads
i    Beginning Payahead Account Balance                 396,487.34
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                66,346.80
iii. Withdrawal from Payahead Account
     a.  Principal & Interes Collections                 71,629.66
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                -5,282.86
v.   Ending Payahead Account Balance                    391,204.48

E.  Total Available
i.   Total Interest Collections                         724,251.36
ii.  Total Principal Collections                      4,102,741.23
iii. Collected Funds                                  4,826,992.59

F.  Month End Pool Balance
i.   Beginning Pool Balance                          77,132,342.87
ii.  Principal Collections                            4,102,741.23
iii. Realized and Cram-Down Losses                      104,984.22
iv.  Month End Pool Balance                          72,924,617.42

Section IV.  Distribution Calculations

A.  Servicing Fee
i.    Servicing Fee Rate
      a.  Prime Receivable @ 1.00%                      39,402.91
      b.  Non-prime Receivables @ 1.50%                 32,481.30
      c.  Sub-prime Receivables @ 2.00%                  6,439.69
      d.  Total Servicing Fee                           78,323.90
      e.  Total Receivables @ 1.25%                     80,346.19
ii.   Base Servicing Fee (less of id.and ie.)           78,323.90
iii.  Previous Servicing Fee Shortfall                       0.00
iv.   Excess Servicing Fee                                   0.00
v.    Previous Excess Servicing Fee Shortfall                0.00
vi.   Total Excess Servicing Fee                             0.00
vii.  Supplemental Servicing Fee                        52,538.03
viii. Supplemental Servicing Fee Shortfall                   0.00
ix.   Total Supplemental Servicing Fee                  52,538.03

B.  Surety Fee
i.    Surety Fee Rate                                       0.15%
ii.   Base Surety Fee                                   9,641.54
iii.  Previous Surety Fee Shortfall                         0.00
iv.   Total Surety Fee Due                              9,641.54

C.  Bond Interest                                                                                                  Accrued
                                  Bond        Number of                         Previous        Interest on       Total Bond
                                Interest         Days         Current           Interest          Interest       Interest Due
                                  Rate            in          Interest         Shortfall         Shortfall
                                                Period
                              ---------------------------------------------------------------------------------------------------
i.   Class A-1 Notes             5.50%           30            250,884.07         0.00             0.00             250,884.07
ii.  Class A-2 Notes             5.65%           30            105,438.42         0.00             0.00             105,438.42
iii. Total                       5.54%           30            356,322.49         0.00             0.00             356,322.49

Section IV. Distribution Calculations

D.  Bond Principal

i.   Beginning Note Balance                         77,132,342.87
ii.  Current Pool Balance                           72,924,617.42
iii. Principal Distributable Amount                  4,207,725.45

E.   Total Required Distributions                      444,287.93
F.   Total Available Funds                           4,842,842.03
G.   Required Distribution Shortfall                         0.00
H.   Cash Available in Spread Account                2,627,890.00
I.   Reserve Account Draw                                    0.00
J.   Payment Provider Commitment                     2,000,050.57
K.   Payment Provider Required Payment Amount                0.00
L.   Surety Draw                                             0.00
M.   Insurer Optional Deposit                                0.00
N.   Total Cash Available for Distributions          4,842,842.03

Section V.  Waterfall for Distributions

A.   Total Available Funds                           4,842,842.03

                                                                             Remaining Amount
                                               Amount Due    Amount Paid     Shortfall       Available for
                                                                                 Distribution
                                              ----------------------------------------------------------------
B.  Servicing Fee                                   78,323.90          78,323.90       0.00       4,764,518.13
C.  Surety Fee                                       9,641.54           9,641.54       0.00       4,754,876.59
D.  Note Interest                                  356,322.49         356,322.49       0.00       4,398,554.10
E.  Principal Distributable Amount               4,207,725.45       4,207,725.45       0.00         190,828.65
F.  Interest on Unreimbursed Surety Draws                0.00               0.00       0.00         190,828.65
G.  Reimbursement of Previous Surety Draws
       and Insurer Optional Deposits                     0.00               0.00       0.00         190,828.65
H.  Reserve Deposit                                      0.00               0.00       0.00         190,828.65
I.  Payment of Excess Servicing Fee                      0.00               0.00       0.00         190,828.65
J.  Deposit to Certificate Distribution            190,828.65         190,828.65       0.00               0.00
       Account

Section VI.  Bond Reconciliation
                             Beginning
                              Balance         Principal Paid     Ending Balance     Interest Due   Interest Paid  Interest Shortfall
                            ---------------------------------------------------------------------------------------------------
A.  Class A-1 Notes          54,738,342.87    4,207,725.45        50,530,617.42     250,884.07       250,884.07       0.00
B.  Class A-2 Notes          22,394,000.00            0.00        22,394,000.00     105,438.42       105,438.42       0.00
C.  Total                    77,132,342.87    4,207,725.45        72,924,617.42     356,322.49       356,322.49       0.00

Section VII.  Spread Account Reconciliation

A.  Net Yield Calculations
    i.   Current Month                                   2.87%
    ii.  Previous Month                                  4.05%
    iii. Second Previous Month                           3.36%
    iv.  Three-Month Average                             3.44%
    v.   Previous Three Month Average                    3.48%
    vi.  Second Previous Three Month Average             3.04%

B.  Has Net Yield Trigger Event Occurred
      and Is It Continuing?                                NO
C.  Has Spread Account Deposit Event
      Occurred (clauses (i) through (iv) or(iv))?          NO
D.  Has Spread Account Deposit Event
      Occurred (clause (v))?                               NO
E.  Cash Required to be on Deposit in
      Spread Account                             2,627,890.00
F.  Combined Spread Account and Payment
      Provider Commitment Required               4,375,477.05

G.  Allocations, Deposits and Reductions of the Spread                                                   Cash on         Payment
      Account and the Payment Provider Commitment                      Amount Due    Amount Paid       Deposit in        Provider
                                                                                                     Spread Account     Commitment
                                                                     ---------------------------------------------------------------
i.   Beginning Balance                                                 0.00          0.00               2,627,890.00    2,000,050.57
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)          0.00          0.00               2,627,890.00    2,000,050.57
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                   0.00          0.00               2,627,890.00    2,000,050.57
iv.  Deposit to Spread Account from Waterfall                          0.00          0.00               2,627,890.00    2,000,050.57
v.   Deposit to Spread Account from Supplemental Servicing Fee         0.00          0.00               2,627,890.00    2,000,050.57
vi.  Deposit to Spread Account from Excess Servicing Fee               0.00          0.00               2,627,890.00    2,000,050.57
vii. Release from Spread Account when Net Yield
       Trigger Event Has Not Occurred or Has Been Deemed Cured         0.00          0.00               2,627,890.00    2,000,050.57
viii.Release from Spread Account when Net Yield
       Trigger Event Has Occurred and Has Not Been Deemed Cured        0.00          0.00               2,627,890.00    2,000,050.57
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                      0.00          252,463.53         2,627,890.00    1,747,587.05
x.   Withdrawal from Spread Account and/or Payment Provider
       Commitment for Insurer Optional Deposit                         0.00          0.00               2,627,890.00    1,747,587.05
xi.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00               2,627,890.00    1,747,587.05

Section VIII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws                       0.00
B.  Interest Rate on Outstanding Draws (PRIME + 1%)                 9.25%
C.  Current Interest Accrued on Previously Outstanding Draws        0.00
D.  Interest Paid on Unreimbursed Surety Draws                      0.00
E.  New Surety Bond Draws                                           0.00
F.  Reimbursement of Previous Surety Draws                          0.00
G.  Unreimbursed Surety Draws                                       0.00
H.  Previous Unreimbursed Insurer Optional Deposits                 0.00
I.  New Insurer Optional Deposit                                    0.00
J.  Reimbursement of Previous Insurer Optional Deposits             0.00
K.  Unreimbursed Insurer Optional Deposits                          0.00

Section IX.  Historical Portfolio Performance

                          Previous Period    Current Period     Previous Period       Current      Current Period
                         Cumulative Charge     Charge-Offs     Cumulative Losses   Period Losses  Prepayment Speed
                                Offs
                         -------------------------------------------------------------------------------------------
i.   Prime                    415,697.35       22,882.68      207,940.08               9,743.56         1.3267%
ii.  Non-Prime                969,954.19       97,529.48      576,320.47              68,926.44         1.3684%
iii. Sub-Prime                326,366.47       13,154.86      188,029.62              10,464.79         1.4883%
iv.  Total Portfolio        1,712,018.01      133,567.02      972,290.17              89,134.79         1.3574%

/S/ Harold E. Miller, Jr.                   /S/ Tonya B. Roemer
- ------------------------------------       ------------------------------------
Harold E. Miller, Jr.                      Tonya B Roemer
Executive V.P., C.O.O.                     Securitization Specialist,
                                           Assistant Treasurer